Exhibit 99.1

LANDS' END ANNOUNCES THIRD QUARTER FISCAL 2016 RESULTS
DODGEVILLE, Wis., December 1, 2016 (GLOBE NEWSWIRE) - Lands' End, Inc. (NASDAQ:LE) today announced financial results for the third quarter ended October 28, 2016.

Third Quarter Fiscal 2016 Highlights:

•
Net revenue was $311.5 million as compared to $334.4 million in the third quarter last year. Direct segment net revenue decreased 5.5% to $272.1 million, as compared to the same period last year. Retail segment net revenue decreased 15.6% to $39.3 million, as compared to the same period last year, primarily due to a 14.3% decrease in same store sales and fewer Lands' End Shops at Sears.

•
Gross margin was 42.9% as compared to 48.6% in the third quarter last year. During the quarter, the Company wrote down $4.4 million of prior-season inventory from the Company's Canvas by Lands' End brand, which had a 140 basis point negative impact on gross margin.

•
Net loss was $7.2 million, or $0.23 per diluted share, as compared to net income of $10.7 million, or $0.33 per diluted share, in the third quarter last year. Net loss for the third quarter of 2016 includes the aforementioned $4.4 million inventory write-down ($3.0 million net of tax), as well as $1.2 million in non-recurring personnel costs net of reversals ($0.8 million net of tax), primarily related to the departure of the Company's former Chief Executive Officer. The inventory write-down and the non-recurring personnel costs negatively impacted loss per share by $0.09 and $0.03, respectively.

•	Adjusted EBITDA(1) was $1.3 million compared to $26.5 million in the third quarter of fiscal 2015.

James Gooch, Co-Interim Chief Executive Officer and Chief Financial Officer stated, "While we are disappointed in our third quarter sales and gross margin results, we aggressively managed our costs and ended the quarter with clean inventory levels. Following an in-depth review of our recent performance, we have developed and begun to implement a number of initiatives that we believe will enable us to better execute our business strategies and drive improved financial performance. We were pleased to see some of these initiatives begin to take hold in the second half of the quarter, and look forward to building upon this momentum during the holiday season and beyond."
Joseph Boitano, Co-Interim Chief Executive Officer commented, "We now have a more clearly defined and focused strategy in place, which we believe will enable us to better execute on our goal to deliver product that offers newness and innovation, as well as more readily address the lifestyle needs of the Lands' End customer. Our first priority is to enhance our classic offering with a focus on key categories that reflect the Lands' End brand heritage with great quality, fit and value. We have also refined our marketing strategy with enhancements to our catalog presentation and social media efforts. Taken together, we believe these initiatives will position us to better engage our customers, win back lapsed customers and attract new customers to Lands' End."

Balance Sheet and Cash Flow Highlights
Cash and cash equivalents were $131.5 million on October 28, 2016, compared to $105.0 million on October 30, 2015. Net cash used in operations was $67.3 million for the 39 weeks ended October 28, 2016, compared to net cash used in operations of $94.8 million for the same period last year.
Inventory decreased 2.6% to $425.3 million on October 28, 2016, from $436.7 million on October 30, 2015. The Company had $161.2 million of availability under its asset-based senior secured credit facility and had $491.0 million of Long-term debt, net as of October 28, 2016.
Conference Call
The company will host a conference call on Thursday, December 1, 2016, at 8:00 a.m. ET to review its third quarter financial results and related matters. The call may be accessed through the Investor Relations section of the Company's website at http://investors.landsend.com.

About Lands' End, Inc.
Lands' End, Inc. (NASDAQ:LE) is a leading multi-channel retailer of clothing, accessories, footwear and home products. We offer products through catalogs, online at www.landsend.com, www.canvasbylandsend.com and affiliated specialty and international websites, and through retail locations, primarily at Lands' End Shops at Sears® and standalone Lands' End Inlet® Stores. We are a classic American lifestyle brand with a passion for quality, legendary service and real value, and seek to deliver timeless style for men, women, kids and the home.
Forward-Looking Statements
Results are unaudited. This press release contains forward-looking statements, including statements about our strategies and our opportunities for growth. Forward-looking statements are based upon the current beliefs and expectations of our management and are subject to assumptions, uncertainties and significant risks that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, without limitation, information concerning our future financial performance, business strategy, plans, goals and objectives. There can be no assurance that any of our initiatives will be successful. The following additional factors, among others, could cause our actual results, performance, and achievements to differ from those described in the forward-looking statements: our ability to offer merchandise and services that customers want to purchase, including a product assortment with improved fit and quality; changes in customer preference from our branded merchandise; customers’ use of our digital platform, including customer acceptance of our efforts to enhance our e-commerce websites; customer response to direct mail catalogs and digital/social media marketing efforts; the success of our efforts to improve catalog quality and optimize catalog productivity; the success of our overall marketing strategies, some of which, if successful, may not produce positive results in the short term; the success of our efforts to optimize promotions to drive sales and maximize gross margin dollars; our maintenance of a robust customer list; our dependence on information technology and a failure of information technology systems, including with respect to our e-commerce operations, or an inability to upgrade or adapt our systems; the success of our ERP implementation; the success of our efforts to grow and expand into new markets and channels; fluctuations and increases in costs of raw materials; impairment of our relationships with our vendors; our failure to maintain the security of customer, employee or company information; our failure to compete effectively in the apparel industry; the performance of our “store within a store” business; if Sears Holdings Corporation sells or disposes of its retail stores, including pursuant to the recapture rights granted to Seritage Growth Properties, and other parties or if its retail business does not attract customers or does not adequately provide services to the Lands’ End Shops at Sears; legal, regulatory, economic and political risks associated with international trade and those markets in which we conduct business and source our merchandise; our failure to protect or preserve the image of our brands and our intellectual property rights; increases in postage, paper and printing costs; failure by third parties who provide us with services in connection with certain aspects of our business to perform their obligations; our failure to timely and effectively obtain shipments of products from our vendors and deliver merchandise to our customers; reliance on promotions and markdowns to encourage customer purchases; our failure to efficiently manage inventory levels; unseasonal or severe weather conditions; the seasonal nature of our business; the adverse effect on our reputation if our independent vendors do not use ethical business practices or comply with applicable laws and regulations; assessments for additional state taxes; our exposure to periodic litigation and other regulatory proceedings, including with respect to product liability claims; incurrence of charges due to impairment of goodwill, other intangible assets and long-lived assets; our failure to retain our executive management team and to attract qualified new personnel; the impact on our business of adverse worldwide economic and market conditions, including economic factors that negatively impact consumer spending on discretionary items; the inability of our past performance generally, as reflected on our historical financial statements, to be indicative of our future performance; the impact of increased costs due to a decrease in our purchasing power following our separation from Sears Holdings (“Separation”) and other losses of benefits associated with being a subsidiary of Sears Holdings; the failure of Sears Holdings or its subsidiaries to perform under various transaction agreements or our failure to have necessary systems and services in place when certain of the transaction agreements expire; our agreements related to the Separation and certain agreements related to our continuing relationship with Sears Holdings were negotiated while we were a subsidiary of Sears Holdings and we may have received better terms from an unaffiliated third party; potential indemnification liabilities to Sears Holdings pursuant to the separation and distribution agreement; our inability to engage in certain corporate transactions after the Separation; the ability of our principal shareholders to exert substantial influence over us; adverse effects of the Separation on our business; potential liabilities under fraudulent conveyance and transfer laws and legal capital requirements; declines in our stock price due to the eligibility of a number of our shares of common stock for future sale; our inability to pay dividends; stockholders’ percentage ownership in Lands’ End may be diluted in the future; and increases in our expenses and administrative burden in relation to being a public company, in particular to maintain compliance with certain provisions of the Sarbanes-Oxley Act of 2002; and other risks, uncertainties and factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended January 29, 2016.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

CONTACTS:
Lands' End, Inc.
James Gooch
Co-Interim Chief Executive Officer and Chief Financial Officer
(608) 935-9341

Investor Relations:
ICR, Inc.
Jean Fontana
(646) 277-1214
Jean.Fontana@icrinc.com

-Financial Tables Follow-

LANDS’ END, INC.
Condensed Consolidated Balance Sheets

(in thousands, except share data)	October 28, 2016	October 30, 2015	January 29, 2016*
	(unaudited)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$131,532	$104,986	$228,368
Restricted cash	3,300	3,300	3,300
Accounts receivable, net	40,101	37,875	32,061
Inventories, net	425,290	436,712	329,203
Prepaid expenses and other current assets	40,942	40,833	23,618
Total current assets	641,165	623,706	616,550
Property and equipment, net	115,871	105,661	109,831
Goodwill	110,000	110,000	110,000
Intangible asset, net	430,000	528,300	430,000
Other assets	16,142	14,352	15,145
TOTAL ASSETS	$1,313,178	$1,382,019	$1,281,526
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$180,608	$151,429	$146,097
Other current liabilities	101,093	107,596	83,992
Total current liabilities	281,701	259,025	230,089
Long-term debt, net	490,992	494,788	493,838
Long-term deferred tax liabilities	158,048	184,926	157,252
Other liabilities	16,766	16,390	15,838
TOTAL LIABILITIES	947,507	955,129	897,017
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01- authorized: 480,000,000 shares; issued and outstanding: 32,029,359, 31,991,343 and 31,991,668, respectively	320	320	320
Additional paid-in capital	343,319	344,156	344,244
Retained earnings	34,368	88,787	49,329
Accumulated other comprehensive loss	(12,336)	(6,373)	(9,384)
Total stockholders’ equity	365,671	426,890	384,509
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,313,178	$1,382,019	$1,281,526

*Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2016.

LANDS’ END, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
(in thousands except per share data)	October 28, 2016	October 30, 2015	October 28, 2016	October 30, 2015
Net revenue	$311,476	$334,434	$876,919	$946,235
Cost of sales (excluding depreciation and amortization)	177,825	172,019	477,446	492,756
Gross profit	133,651	162,415	399,473	453,479

Selling and administrative	132,365	135,867	390,291	394,261
Depreciation and amortization	4,795	4,260	13,419	12,874
Other operating (income), net	(86)	(1,009)	(40)	(3,366)
Operating (loss) income	(3,423)	23,297	(4,197)	49,710
Interest expense	6,149	6,204	18,493	18,615
Other (income) expense, net	(432)	796	(1,413)	(210)
(Loss) income before income taxes	(9,140)	16,297	(21,277)	31,305
Income tax (benefit) expense	(1,918)	5,572	(6,316)	11,395
NET (LOSS) INCOME	$(7,222)	$10,725	$(14,961)	$19,910
NET (LOSS) INCOME PER COMMON SHARE
Basic:	$(0.23)	$0.34	$(0.47)	$0.62
Diluted:	$(0.23)	$0.33	$(0.47)	$0.62

Basic weighted average common shares outstanding	32,029	31,991	32,018	31,975
Diluted weighted average common shares outstanding	32,029	32,059	32,018	32,042

Use and Definition of Non-GAAP Financial Measures
(1)Adjusted EBITDA - In addition to our Net income, for purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), which is adjusted to exclude certain significant items as set forth below.
Our management uses Adjusted EBITDA to evaluate the operating performance of our business, as well as for executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items.

While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of operating performance, and is useful to investors, because:

•	EBITDA excludes the effects of financings, investing activities and tax structure by eliminating the effects of interest, depreciation and income tax costs or benefits.

•
Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of results. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations.

◦	We excluded a benefit related to the reversal of a portion of the product recall accrual recognized in Fiscal 2014 as this was an unusual event that affects the comparability of our financial results.

◦
For the 13 weeks ended and 39 weeks ended October 28, 2016 and October 30, 2015, we excluded the gain or loss on disposal of property and equipment as management considers the gains or losses on disposal of assets to result from investing decisions rather than ongoing operations.

Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited)

	13 Weeks Ended				39 Weeks Ended
	October 28, 2016		October 30, 2015		October 28, 2016		October 30, 2015
(in thousands)	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue	$’s	% of Net revenue
NET (LOSS) INCOME	$(7,222)	(2.3)%	$10,725	3.2%	$(14,961)	(1.7)%	$19,910	2.1%
Income tax (benefit) expense	(1,918)	(0.6)%	5,572	1.7%	(6,316)	(0.7)%	11,395	1.2%
Other (income) expense, net	(432)	(0.1)%	796	0.2%	(1,413)	(0.2)%	(210)	—%
Interest expense	6,149	2.0%	6,204	1.9%	18,493	2.1%	18,615	2.0%
Operating (loss) income	(3,423)	(1.1)%	23,297	7.0%	(4,197)	(0.5)%	49,710	5.3%
Depreciation and amortization	4,795	1.5%	4,260	1.3%	13,419	1.5%	12,874	1.4%
Product recall	(212)	(0.1)%	(1,007)	(0.3)%	(212)	—%	(3,371)	(0.4)%
Loss (gain) on disposal of property and equipment	126	—%	(2)	—%	172	—%	5	—%
Adjusted EBITDA(1)	$1,286	0.4%	$26,548	7.9%	$9,182	1.0%	$59,218	6.3%

LANDS’ END, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	39 Weeks Ended
(in thousands)	October 28, 2016	October 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(14,961)	$19,910
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	13,419	12,874
Product recall	(212)	(3,371)
Amortization of debt issuance costs	1,284	1,313
Stock-based compensation	1,578	2,307
Loss on disposal of property and equipment	172	5
Deferred income taxes	839	3,381
Change in operating assets and liabilities:
Inventories	(99,997)	(134,690)
Accounts payable	40,186	20,078
Other operating assets	(25,100)	(18,124)
Other operating liabilities	15,537	1,523
Net cash used in operating activities	(67,255)	(94,794)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	44	—
Purchases of property and equipment	(26,083)	(18,117)
Net cash used in investing activities	(26,039)	(18,117)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments on term loan facility	(3,863)	(3,863)
Net cash used in financing activities	(3,863)	(3,863)
Effects of exchange rate changes on cash	321	306
NET DECREASE IN CASH AND CASH EQUIVALENTS	(96,836)	(116,468)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	228,368	221,454
CASH AND CASH EQUIVALENTS, END OF PERIOD	$131,532	$104,986

Financial information by segment is presented in the following tables for the 13 Weeks Ended and 39 Weeks Ended October 28, 2016, and October 30, 2015.

	13 Weeks Ended		39 Weeks Ended
(in thousands)	October 28, 2016	October 30, 2015	October 28, 2016	October 30, 2015
Net revenue:
Direct	$272,080	$287,778	$750,660	$805,886
Retail	39,340	46,597	126,077	140,166
Corporate / other	56	59	182	183
Total net revenue	$311,476	$334,434	$876,919	$946,235

	13 Weeks Ended		39 Weeks Ended
(in thousands)	October 28, 2016	October 30, 2015	October 28, 2016	October 30, 2015
Adjusted EBITDA(1):
Direct	$13,904	$36,951	$41,516	$85,316
Retail	(3,583)	(1,714)	(7,063)	(907)
Corporate / other	(9,035)	(8,689)	(25,271)	(25,191)
Total Adjusted EBITDA(1)	$1,286	$26,548	$9,182	$59,218